Exhibit 2.2

                                WARRANT AGREEMENT

                            DATED AS OF JULY 20, 2001

                                 BY AND BETWEEN

                            ULTRALIFE BATTERIES, INC.

                                       AND

                           H.C. WAINWRIGHT & CO., INC.

WARRANT AGREEMENT

TABLE OF CONTENTS(1)

Page
----

SECTION 1.     Warrant Certificates............................................1

SECTION 2.     Execution of Warrant Certificates...............................1

SECTION 3.     Registration of Transfers and Exchanges.........................1

SECTION 4.     Terms of Warrants; Exercise of Warrants.........................2

SECTION 5.     Payment of Taxes................................................3

SECTION 6.     Mutilated or Missing Warrant Certificates.......................4

SECTION 7.     Reservation of Warrant Shares...................................4

SECTION 8.     Obtaining Stock Exchange Listings...............................4

SECTION 9.     Adjustment of Exercise Price and Number
               of Warrant Shares Issuable......................................5

SECTION 10.    Fractional Interests............................................6

SECTION 11.    Notices to Warrant holders......................................7

SECTION 12.    Notices to Company..............................................7

SECTION 13.    Supplements and Amendments......................................7

SECTION 14.    Successors......................................................7

SECTION 15.    Termination.....................................................7

SECTION 16.    Governing Law...................................................7

SECTION 17.    Benefits of This Agreement......................................7

SECTION 18.    Headings; Counterparts..........................................7

----------
1 This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

      WARRANT AGREEMENT, dated as of July 20, 2001, between Ultralife Batteries Inc., a Delaware corporation (the "Company"), H.C. Wainwright & Co., Inc. (the "Agent") and the individual affiliates of the Agent identified on Schedule A attached hereto (the "Wainwright Affiliates") (the Agent and the Wainright Affiliates collectively referred to as the "Warrantholders").

      WHEREAS, the Company proposes to issue to the Warrantholders Common Stock Purchase Warrants as hereinafter described (the "Warrants"), to purchase up to 109,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), as set forth on Schedule A, in consideration of the services rendered by the Agent in connection with the Company's private placement of certain shares of its Common Stock.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in substantially the form set forth in Exhibit A attached hereto.

SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its President or its Chief Financial Officer and by its Secretary or an Assistant Secretary and shall be dated the date of signature by the Company. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 3. Registration of Transfers and Exchanges.

      (a) The Company shall from time to time, subject to the limitations of
Section 4, register the transfer of any portion or all of any outstanding Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Company.

      (b) The Agent agrees, and by receiving a Warrant Certificate, each Warrant-holder agrees, that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), or an opinion of counsel that the Warrants or Warrant Shares may be transferred without registration under the Act, the Warrantholder will deliver to the
Company:

            (1) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

            (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

            (3) an agreement by such transferee to be bound by the provisions of this Agreement.

            The Agent agrees and each Warrantholder agrees that each certificate representing Warrant Shares will bear a legend in substantially the following form unless at the time the Warrant is exercised there is an effective Registration Statement under the Act with respect to the Warrant
      Shares:

            "The securities evidenced or constituted hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

      (c) Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its principal office, which is currently located at the address listed in Section 12 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Company.

SECTION 4. Terms of Warrants; Exercise of Warrants.

      (a) The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of the Warrants (the "Exercise Price") shall be equal to $6.25 per share. Each Warrant shall be initially exercisable for one share of Common Stock. Each Warrant Certificate shall represent that number of Warrants set forth on the Warrant Certificate.

Subject to the terms of this Agreement, each Warrantholder shall have the right, from the date of issuance of the Warrants until 5:00 p.m., New York City time on July 20, 2006 (the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Warrantholder may at the time be entitled to receive on exercise of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares. If not exercised prior to 5:00 p.m., New York City time, on July 20, 2006, the Warrants shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

      (b) The Warrants may be exercised upon surrender to the Company at its principal office, which is currently located at the address listed in Section 12 hereof, of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program and such other documentation as the Company may reasonably request, and upon payment to the Company for the account of the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Subject to the provisions of Section 4(c) hereof, payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds.

      (c) Subject to the time limitations set forth in subsections (i) and (ii) below, if at the time a Warrantholder exercises any Warrants hereunder, the Company does not have in effect a current Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), the Warrantholder may choose one of the following, but not both:

            (i) At any time after the initial effectiveness of the Registration Statement contemplated by Section 8(b), rather than paying the aggregate Exercise Price in cash or by certified or official bank check in accordance with provisions of Section 4(b) above, the Warrantholder shall be entitled to effect a "cashless exercise" as described in this Section 4(c)(i). For the purposes of this Section 4(c)(i), a "cashless exercise" shall mean an exercise of a Warrant where the payment of the Exercise Price is made with Warrant Shares issuable upon exercise of a Warrant, which Warrant Shares shall be


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

      valued at the Fair Market Value (as defined below) of the Common Stock on the date of exercise. For purposes hereof, the "Fair Market Value" of the Common Stock shall mean the closing price of the Common Stock on the NASDAQ Stock Market (or any successor stock market) for the day on which the notice of exercise is sent or delivered. In the event of a Cashless Exercise, the number of Warrant Shares issuable to the Warrantholder shall be determined using the following formula:

X = Y (A - B)/A

where: X = the number of Warrant Shares to be issued to the Warrantholder on exercise:

Y = the number of Warrant Shares purchasable under the Warrants surrendered

A = the Fair Market Value of the Common Stock on the date of exercise; and

B = the then current Exercise Price of the Warrant; or

            (ii) At any time after October 18, 2001, upon payment of the aggregate Exercise Price in cash or by certified or official bank check in accordance with the provisions of Section 4(b) above, the Warrantholder shall be entitled to receive from the Company liquidated damages in an amount equal to 0.25% of the total Exercise Price paid by the holder of the Warrant Shares upon exercise of the Warrants for each week that the Registration Statement is not effective, which amount shall be paid to the Warrantholder at the end of each such week.

      (d) Subject to the provisions of Section 5 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered within five business days to and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (c) of Section 9 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of the Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

      (e) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrants will be issued. The Company may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

      (f) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Company.

      (g) The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Warrantholders with reasonable prior written notice during normal business hours at its office.

SECTION 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 6. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 7. Reservation of Warrant Shares.

      (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

      (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Warrantholder pursuant to Section 12 hereof.

      (c) Before taking any action which would cause an adjustment pursuant to
Section 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

      (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

SECTION 8. Obtaining Stock Exchange Listings; Registration of Warrant Shares.

      (a) The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

      (b) The Company agrees with the Agent and each Warrantholder to include the Warrant Shares in the Registration Statement (as defined in that certain Share Purchase Agreement dated July 19, 2001 (the "Purchase Agreement")) by and among the Company and the purchasers identified on Schedule A to that Purchase Agreement required by Section 7 of the Purchase Agreement, and the provisions set forth in Section 7 of the Purchase Agreement as they relate to the Registration Statement shall apply with full force and effect to the Warrantholders who shall, for purposes of that Section 7 be deemed Purchasers, and the Warrant Shares to be included in the Registration Statement, except that with respect to the Warrant Shares, the obligation of the Company to keep the Registration Statement effective shall expire on the earlier of (i) the date on which all of the Warrant Shares have been sold pursuant to the Registration Statement or (ii) July 20, 2007. The indemnification provisions of Section 7.3 of the Purchase Agreement are hereby incorporated by reference with each Warrantholder being deemed a Purchaser for purposes of the provisions of that Section 7.3.

SECTION 9. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of Warrants are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9. With respect to any Warrant, no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon exercise shall be made for any event enumerated in this Section 9 if the date as to which the Company committed to undertake such event was prior to such Warrant's issuance. For purposes of this Section 9, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

      (a) Adjustment for Change in Capital Stock.

      If the Company:

            (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

            (3) combines its outstanding shares of Common Stock into a smaller number of shares;

            (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

            (5) issues by reclassification of its Common Stock any shares of its capital stock;

            then the Warrants in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) When De Minimis Adjustment May Be Deferred.

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.


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

      (c) Reorganization of Company.

If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to (each, a "Reorganization Transaction"), any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of the Warrants would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrants immediately before the effective date of the Reorganization Transaction.

      (d) When Issuance or Payment May Be Deferred.

In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares and other capital stock upon the occurrence of the event requiring such adjustment.

      (e) Adjustment in Number of Shares.

Upon each event that provides for an adjustment of the Exercise Price pursuant to this Section 9, each Warrant outstanding prior to the making of the adjustment shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock obtained from the following formula:

                            N' =  N     x      E
                                               -
                                                 E'

      where:

      N'= the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

      N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

      E'=   the adjusted Exercise Price.

      E =   the Exercise Price prior to adjustment.

      (f) Form of Warrants.

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.


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

SECTION 10. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 9, the Company shall promptly thereafter, or within five days, cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

SECTION 11. Notices to Company. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is provided in writing by the Company), as follows:

      Ultralife Batteries, Inc.
      2000 Technology Parkway
      Newark, NY 14513
      Facsimile No.: 315-331-3925
      Attn: Robert W. Fishback, Vice President of
             Finance and Chief Financial Officer

SECTION 12. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement (a) without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders, or
(b) with the approval of the holders of a majority of the Warrants outstanding.

SECTION 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall be binding and inure to the benefit of its respective successors and assigns hereunder. For the purposes of this Agreement, Warrantholders shall mean any individual identified on Schedule A and any permitted successor or assign of such Warrantholder who has properly received a Warrant Certificate in accordance with the provisions of this Agreement.

SECTION 14. Termination. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise; subject, however, to the provision that the provisions of Section 8(b) shall survive the termination of this Agreement.

SECTION 15. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 16. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates. The Agent agrees to obtain the signatures of all Warrantholders identified on Schedule A hereto on counterparts of this Agreement and deliver such counterpart signature pages promptly to the Company. No Warrantholder shall be entitled to the benefits of this Agreement until he has signed a counterpart of this Agreement.

SECTION 17. Headings; Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          Ultralife Batteries, Inc.

                                          By:  /s/ Robert W. Fishback
                                             --------------------------
                                              Robert W. Fishback
                                              Vice President of Finance and
                                               Chief Financial Officer


                                          H.C. WAINWRIGHT & CO., INC.

                                          By: /s/Eric Singer
                                             --------------------------
                                              Eric Singer
                                              Managing Director

                                    EXHIBIT A

[Form of Warrant Certificate]

[Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON JULY 20, 2006.

No. _____

Warrant Certificate

Ultralife Batteries, Inc.

This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of ________Warrants expiring July 20, 2006 (the "Warrants") to purchase Common Stock, $.10 par value (the "Common Stock"), of Ultralife Batteries, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on July 20, 2006 that number of fully paid and nonassessable shares of Common Stock (each, a "Warrant Share") as set forth below at the exercise price (the "Exercise Price") as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock. The initial Exercise Price for any Warrant shall be $6.25. No warrant may be exercised after 5:00 p.m. New York City Time on July 20, 2006 and to the extent not exercised by such time such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President or Chief Financial Officer and by its Secretary or Assistant Secretary.

                                          ULTRALIFE BATTERIES, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


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

                          [Form of Warrant Certificate]

                                    [Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring July 20, 2006 entitling the holder on exercise to receive shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") and are issued or to be issued pursuant to a Warrant Agreement, dated as of July 20, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time on or before 5:00 p.m. New York City time on July 20, 2006. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant.

The holders of the Warrants are entitled to certain registration rights with respect to the Warrant Shares purchasable upon exercise thereof as set forth in full in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.


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

Election to Purchase

(to be executed upon exercise of warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Ultralife Batteries, Inc. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is __________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.


                                          Signature:

Date:

                                          Signature Guaranteed:


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